Exhibit 99.1

VAALCO ENERGY ANNOUNCES YEAR-END 2016 RESERVES

ACHIEVED 87% RESERVE REPLACEMENT IN GABON

HOUSTON – February 21, 2017 – VAALCO Energy, Inc. (NYSE: EGY) (“VAALCO” or the “Company”) today announced year-end 2016 proved reserves of 2.6 million barrels of oil equivalent (MMBOE) and reserves replacement of 87% of 2016 production in Gabon, based on its reserves report just completed by Netherland, Sewell & Associates, Inc. The Company has engaged Netherland, Sewell & Associates to provide annual independent estimates of its year-end reserves for over 15 years.

The reserve replacement outcome in 2016 was primarily attributable to four positive factors. VAALCO’s acquisition of an additional 3.23% participating interest in the Etame Marin Permit located offshore of Gabon added approximately 11% to the Company’s interest in Etame. The other three factors were all operationally driven. First, VAALCO’s cost cutting efforts had the impact of driving down operating cost projections and extending economic limits. Next, the Company was successful in demonstrating the effectiveness of deploying lower cost hydraulic workover units to conduct workovers in Etame during 2016. Finally, VAALCO’s success in production optimization produced better-than-forecasted results from the prior year’s development program. These positive impacts were somewhat offset by the effects of an 18% reduction in the average adjusted price used to perform the SEC prescribed reserves calculation. The average price used to determine reserves was $49.36 and $40.35 in 2015 and 2016, respectively.

Cary Bounds, VAALCO’s Chief Executive Officer commented, “This strong outcome for year-end 2016 reserves together with our recently announced production performance clearly demonstrates VAALCO’s effective execution on our strategy and commitment to operational excellence.”

About VAALCO

VAALCO Energy, Inc. is a Houston-based independent energy company principally engaged in the acquisition, development and production of crude oil. The Company's properties and acreage are located primarily in Gabon and Equatorial Guinea in West Africa.

This news release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those concerning VAALCO's plans, expectations, and objectives for liquidity and capital resources, future drilling, completion, workover and other operations and activities. All statements, other than statements of historical facts, included in this release that address activities, events or developments that VAALCO expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements may include expected capital expenditures, future drilling plans, prospect evaluations, liquidity, negotiations with governments and third parties, expectations regarding processing facilities, and reserve growth. These statements are based on assumptions made by VAALCO based on its experience, perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond VAALCO's control. These risks include, but are not limited to oil and gas price volatility, inflation, general economic conditions, the Company's success in discovering, developing and producing reserves, lack of availability of goods, services and capital, environmental risks, drilling risks, foreign operational risks, and regulatory changes. These and other risks are further described in VAALCO's annual report on Form 10-K for the year ended December 31, 2015, subsequent quarterly reports on Form 10-Q, and other reports filed with the SEC. Investors are cautioned that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. VAALCO disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information: Investor Contact Elizabeth Prochnow 713-623-0801